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                                                                    EXHIBIT 99.2

                                      PROXY

                             SOUTHLAND BUSINESS BANK
                              IRWINDALE, CALIFORNIA


                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 19, 2003
                    _________________________________________


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby constitutes and appoints William W. Chapman, Tommy Woo and Donna Duncan, or any of them, attorney and proxy with full power of substitution, to represent the undersigned at the special meeting of shareholders of Southland Business Bank to be held on Thursday, June 19, 2003, at Southland Business Bank, 16008 Foothill Boulevard, Irwindale, California 91706, at 4:30 p.m., local time, and at any adjournments or postponements thereof, with all power then possessed by the undersigned, and to vote, at that meeting or any adjournment or postponement thereof, all shares which the undersigned would be entitled to vote if personally present in the manner specified below.


1. Approval of the agreement and plan of merger, dated as of April 8, 2003, among Vineyard National Bancorp, Vineyard Bank and Southland Business Bank.

         [   ]    FOR               [   ]    AGAINST           [   ]    ABSTAIN

2. Approval of the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

         [   ]    FOR               [   ]    AGAINST           [   ]    ABSTAIN


3. IN THEIR DISCRETION, on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

         [   ]    FOR               [   ]    AGAINST           [   ]    ABSTAIN


SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND AT THE DISCRETION OF THE PROXY HOLDER UPON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. ALL JOINT OWNERS MUST SIGN. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

DATED:    _________________, 2003         ______________________________________
                                                 SIGNATURE OF SHAREHOLDER

                                          ______________________________________
                                                 SIGNATURE OF SHAREHOLDER


                                          [ ] Please check if you plan to attend
                                              the Shareholders' Meeting on June
                                              19, 2003